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                                                                     Exhibit 1.3

                   SUBSCRIPTION AGREEMENT OF BRENT FORGERON

Bream Ventures, Inc.
5277 Marine Drive
West Vancouver, BC
V7W 2P5


Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "PURCHASER") is purchasing 625,000 shares of common stock of Bream Ventures, Inc. (the "COMPANY") a Nevada Corporation, at a price of $0.10 per share (the "SUBSCRIPTION PRICE").

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Bream Ventures, Inc.

Executed this 18th day of April 2001 at
  5277 Marine Dr. (Street Address), West Vancouver (City)
  British Columbia (State) Canada (Zip/Postal Code) V7W 2P5

/s/ Brent Forgeron
Signature of Purchaser

Brent Forgeron
Printed name of Purchaser

Number of Shares Purchased                           Total Subscription Price
625,000                                              $6,250.00
Form of Payment: CHQ                                 Accepted this 18th day of
                                                     APRIL, 2001

                                                     Bream Ventures, Inc.
                                                     /s/ Anthony England
                                                     Title: President